Share Transfer Agreement

It was approved by board of directors on 1st November, 2010 that the original shareholder- Gansu JOY Agricultural Technology Company will transfer the shares it holds of Gansu JOY Import & Export Trading Company which is worth 20,000 RMB to Liu Xinmin. Liu Xinmin agreed to purchase the mentioned shares at 20,000 RMB and exercise the corresponding responsibilities and obligations.

Transferor: Gansu JOY Agricultural Technology Company (Stamp)

Transferee: Liu Xinmin (Signature)

 Gansu JOY Import & Export Trading Company (Stamp)
November 1, 2010